Contacts:	For Media:	For Financials:
	John S. Oxford	James C. Mabry IV
	Senior Vice President	Executive Vice President
	Director of Marketing	Chief Financial Officer
	(662) 680-1219	(662) 680-1281

RENASANT CORPORATION ANNOUNCES
EARNINGS FOR THE FIRST QUARTER OF 2022

TUPELO, MISSISSIPPI (April 26, 2022) - Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced earnings results for the first quarter of 2022. Net income for the first quarter of 2022 was $33.5 million, as compared to $57.9 million for the first quarter of 2021. Basic and diluted earnings per share (“EPS”) were $0.60 for the first quarter of 2022, as compared to basic and diluted EPS of $1.03 and $1.02, respectively, for the first quarter of 2021.

“Our first quarter results were highlighted by strong loan growth and continued progress in expense management. The core deposit base continued to grow, and our credit metrics remain strong,” commented C. Mitchell Waycaster, Renasant President and Chief Executive Officer. “We continue to focus on growth and improving profitability and remain committed to maintaining a strong balance sheet that prioritizes core deposits, capital strength and credit quality.”

Quarterly Highlights

Earnings
•Net income for the first quarter of 2022 was $33.5 million with diluted EPS of $0.60
•Net interest income (fully tax equivalent) for the first quarter of 2022 was $101.4 million, a decrease of $1.9 million from the fourth quarter of 2021
•For the first quarter of 2022, net interest margin was 2.76%, down 5 basis points on a linked quarter basis
•Cost of total deposits was 17 basis points for the first quarter of 2022, down 1 basis point on a linked quarter basis
•Wealth management and insurance produced strong results during the first quarter of 2022
•The mortgage division generated $1.2 billion in interest rate lock volume during the first quarter of 2022, which is in line with interest rate lock volume production during the fourth quarter of 2021
•First quarter noninterest expense decreased by $7.0 million on a linked quarter basis, primarily driven by the decrease in the debt prepayment penalty of $6.1 million recognized in the fourth quarter of 2021 and a decrease in data processing due to savings realized from contract re-negotiations

Balance Sheet
•Loans increased $292.5 million during the first quarter of 2022 from year-end; excluding loans acquired during the quarter (as discussed immediately below), loans increased $264.4 million, which represents 10.70% annualized net loan growth. The balance of Paycheck Protection Program (“PPP”) loans was $8.4 million at March 31, 2022
•The Company completed the acquisition of Southeastern Commercial Finance, LLC, an asset-based lending company headquartered in Birmingham, Alabama, on March 1, 2022, which added $28.1 million in loans on the date of acquisition
•The securities portfolio increased $90.1 million during the first quarter of 2022 from year-end; this included net additions to the portfolio during the quarter of $224.9 million and a negative fair market value adjustment in our available-for-sale portfolio of $134.8 million
•Deposits at March 31, 2022 increased $85.2 million from year-end, and noninterest bearing deposits represented 33.64% of total deposits at March 31, 2022

Capital
•Book value per share and tangible book value per share (non-GAAP)(1) decreased 3.5% and 6.4%, respectively, on a linked quarter basis, driven by a decrease in accumulated other comprehensive income
•The Company redeemed $30 million of its subordinated notes on March 1, 2022
•The Company has a $50 million stock repurchase program that will remain in effect through October 2022; however, there was no buyback activity during the first quarter of 2022

Credit Quality
•The Company recorded a provision for credit losses on loans of $1.5 million and a negative provision for unfunded commitments (recorded in other noninterest expense) of $550 thousand for the first quarter of 2022
•Allowance for credit losses on loans to total loans decreased on a linked quarter basis to 1.61% at March 31, 2022 as compared to 1.64% at December 31, 2021
•The coverage ratio, or the allowance for credit losses on loans to nonperforming loans, was 318.65% at March 31, 2022 as compared to 323.14% at December 31, 2021
•Net loan charge-offs for the first quarter of 2022 were $851 thousand, or 0.03% of average loans on an annualized basis
•Credit metrics remained relatively stable on a linked quarter basis with nonperforming loans to total loans remaining at 0.51% and criticized loans (which includes classified and special mention loans) to total loans decreasing to 2.47% at March 31, 2022

(1)A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Income Statement

(Dollars in thousands, except per share data)	Three Months Ended
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Interest income
Loans held for investment	$95,829	$98,478	$102,627	$109,721	$112,006
Loans held for sale	2,863	3,652	2,377	3,604	2,999
Securities	10,835	9,221	8,416	7,321	6,574
Other	664	568	593	345	183
Total interest income	110,191	111,919	114,013	120,991	121,762
Interest expense
Deposits	5,637	6,056	6,972	7,669	8,279
Borrowings	4,925	4,381	3,749	3,743	3,835
Total interest expense	10,562	10,437	10,721	11,412	12,114
Net interest income	99,629	101,482	103,292	109,579	109,648
Provision for (recovery of) credit losses
Provision for (recovery of) loan losses	1,500	(500)	(1,200)	—	—
Provision for credit losses on HTM securities	—	32	—	—	—
Total provision for (recovery of) credit losses	1,500	(468)	(1,200)	—	—
Net interest income after provision for (recovery of) credit losses	98,129	101,950	104,492	109,579	109,648
Noninterest income	37,458	47,582	50,755	47,610	81,037
Noninterest expense	94,105	101,115	103,999	108,777	115,935
Income before income taxes	41,482	48,417	51,248	48,412	74,750
Income taxes	7,935	11,363	11,185	7,545	16,842
Net income	$33,547	$37,054	$40,063	$40,867	$57,908

Adjusted net income (non-GAAP)(1)	$33,728	$38,232	$40,315	$41,169	$48,244
Adjusted pre-provision net revenue (“PPNR”) (non-GAAP)(1)	$42,664	$49,190	$50,171	$48,797	$62,266

Basic earnings per share	$0.60	$0.66	$0.71	$0.73	$1.03
Diluted earnings per share	0.60	0.66	0.71	0.72	1.02
Adjusted diluted earnings per share (non-GAAP)(1)	0.60	0.68	0.71	0.73	0.85
Average basic shares outstanding	55,809,192	55,751,487	56,146,285	56,325,717	56,240,201
Average diluted shares outstanding	56,081,863	56,105,050	56,447,184	56,635,898	56,519,199
Cash dividends per common share	$0.22	$0.22	$0.22	$0.22	$0.22

(1)A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Performance Ratios

	Three Months Ended
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Return on average assets	0.81%	0.89%	0.99%	1.04%	1.54%
Adjusted return on average assets (non-GAAP)(1)	0.82	0.92	0.99	1.04	1.29
Return on average tangible assets (non-GAAP)(1)	0.89	0.98	1.08	1.14	1.69
Adjusted return on average tangible assets (non-GAAP)(1)	0.90	1.01	1.09	1.14	1.41
Return on average equity	6.05	6.59	7.16	7.40	10.81
Adjusted return on average equity (non-GAAP)(1)	6.08	6.80	7.21	7.46	9.01
Return on average tangible equity (non-GAAP)(1)	10.93	11.94	13.05	13.54	19.93
Adjusted return on average tangible equity (non-GAAP)(1)	10.99	12.31	13.13	13.64	16.68
Efficiency ratio (fully taxable equivalent)	67.78	67.04	66.77	68.49	60.29
Adjusted efficiency ratio (non-GAAP)(1)	67.02	64.18	66.06	67.28	63.85
Dividend payout ratio	36.67	33.33	30.99	30.14	21.36

Capital and Balance Sheet Ratios

	As of
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Shares outstanding	55,880,666	55,756,233	55,747,407	56,350,878	56,294,346
Market value per share	$33.45	$37.95	$36.05	$40.00	$41.38
Book value per share	38.25	39.63	39.53	39.11	38.61
Tangible book value per share (non-GAAP)(1)	20.91	22.35	22.22	21.95	21.41
Shareholders' equity to assets	12.68%	13.15%	13.64%	13.75%	13.91%
Tangible common equity ratio (non-GAAP)(1)	7.35	7.86	8.15	8.22	8.23
Leverage ratio	9.00	9.15	9.18	9.30	9.49
Common equity tier 1 capital ratio	10.78	11.18	11.02	11.14	11.05
Tier 1 risk-based capital ratio	11.67	12.10	11.94	12.07	12.00
Total risk-based capital ratio	15.50	16.14	14.66	15.11	15.09

(1)A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Noninterest Income and Noninterest Expense

(Dollars in thousands)	Three Months Ended
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Noninterest income
Service charges on deposit accounts	$9,562	$9,751	$9,337	$9,458	$8,023
Fees and commissions	3,982	3,885	3,837	4,110	3,900
Insurance commissions	2,554	2,353	2,829	2,422	2,237
Wealth management revenue	5,924	5,273	5,371	5,019	4,792
Mortgage banking income	9,633	14,726	23,292	20,853	50,733
Swap termination gains	—	4,676	—	—	—
Net gains on sales of securities	—	49	764	—	1,357
BOLI income	2,153	2,048	1,602	1,644	2,072
Other	3,650	4,821	3,723	4,104	7,923
Total noninterest income	$37,458	$47,582	$50,755	$47,610	$81,037
Noninterest expense
Salaries and employee benefits	$62,239	$62,523	$69,115	$70,293	$78,696
Data processing	4,263	5,346	5,277	5,652	5,451
Net occupancy and equipment	11,276	11,177	11,748	11,374	12,538
Other real estate owned	(241)	(60)	168	104	41
Professional fees	3,151	3,209	2,972	2,674	2,921
Advertising and public relations	4,059	2,929	2,922	3,100	3,252
Intangible amortization	1,366	1,424	1,481	1,539	1,598
Communications	2,027	2,088	2,198	2,291	2,292
Merger and conversion related expenses	687	—	—	—	—
Restructuring (benefit) charges	(455)	61	—	15	292
Debt prepayment penalty	—	6,123	—	—	—
Other	5,733	6,295	8,118	11,735	8,854
Total noninterest expense	$94,105	$101,115	$103,999	$108,777	$115,935

Mortgage Banking Income

(Dollars in thousands)	Three Months Ended
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Gain on sales of loans, net	$6,047	$10,801	$20,116	$17,581	$33,901
Fees, net	3,053	4,320	3,420	4,519	4,902
Mortgage servicing income (loss), net	533	(395)	(244)	(1,247)	(1,631)
MSR valuation adjustment	—	—	—	—	13,561
Total mortgage banking income	$9,633	$14,726	$23,292	$20,853	$50,733

Balance Sheet

(Dollars in thousands)	As of
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Assets
Cash and cash equivalents	$1,607,493	$1,877,965	$1,476,141	$1,605,488	$1,261,916
Securities held to maturity, at amortized cost	487,194	416,357	—	—	—
Securities available for sale, at fair value	2,405,316	2,386,052	2,544,643	2,163,820	1,536,041
Loans held for sale, at fair value	280,464	453,533	452,869	448,959	502,002
Loans:
Non purchased	9,338,890	9,011,012	8,875,880	8,892,544	9,292,502
Purchased	974,569	1,009,902	1,140,944	1,256,698	1,395,906
Total loans	10,313,459	10,020,914	10,016,824	10,149,242	10,688,408
Allowance for credit losses on loans	(166,468)	(164,171)	(170,038)	(172,354)	(173,106)
Loans, net	10,146,991	9,856,743	9,846,786	9,976,888	10,515,302
Premises and equipment, net	285,344	293,122	294,499	293,203	300,917
Other real estate owned	2,062	2,540	4,705	4,939	5,971
Goodwill	946,291	939,683	939,683	939,683	939,683
Other intangibles	22,731	24,098	25,522	27,003	28,542
Bank-owned life insurance	369,344	287,359	286,088	279,444	233,508
Mortgage servicing rights	91,730	89,018	86,387	84,912	80,263
Other assets	218,797	183,841	198,227	198,047	218,426
Total assets	$16,863,757	$16,810,311	$16,155,550	$16,022,386	$15,622,571

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest-bearing	$4,706,256	$4,718,124	$4,492,650	$4,349,135	$4,135,360
Interest-bearing	9,284,641	9,187,600	8,762,179	8,766,216	8,601,548
Total deposits	13,990,897	13,905,724	13,254,829	13,115,351	12,736,908
Short-term borrowings	111,279	13,947	11,253	14,933	12,154
Long-term debt	435,416	471,209	468,863	469,406	467,660
Other liabilities	188,523	209,578	216,661	218,889	232,148
Total liabilities	14,726,115	14,600,458	13,951,606	13,818,579	13,448,870

Shareholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	$296,483	$296,483	$296,483	$296,483	$296,483
Treasury stock	(114,050)	(118,027)	(118,288)	(97,249)	(98,949)
Additional paid-in capital	1,297,088	1,300,192	1,298,022	1,295,879	1,294,911
Retained earnings	762,690	741,648	717,033	689,444	661,117
Accumulated other comprehensive income (loss)	(104,569)	(10,443)	10,694	19,250	20,139
Total shareholders’ equity	2,137,642	2,209,853	2,203,944	2,203,807	2,173,701
Total liabilities and shareholders’ equity	$16,863,757	$16,810,311	$16,155,550	$16,022,386	$15,622,571

Net Interest Income and Net Interest Margin

(Dollars in thousands)	Three Months Ended
	March 31, 2022			December 31, 2021			March 31, 2021
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-earning assets:
Non purchased loans	$9,085,482	$84,653	3.77%	$8,806,254	$85,362	3.85%	$8,362,793	$81,928	3.97%
Purchased loans	983,523	11,729	4.82%	1,079,630	13,823	5.09%	1,454,637	20,457	5.69%
PPP loans	39,506	619	6.36%	62,726	485	3.07%	985,561	10,687	4.40%
Total loans	10,108,511	97,001	3.88%	9,948,610	99,670	3.98%	10,802,991	113,072	4.24%
Loans held for sale	330,442	2,863	3.48%	498,724	3,652	2.93%	406,397	2,999	2.96%
Taxable securities	2,499,822	8,782	1.41%	2,245,249	7,293	1.30%	1,065,779	4,840	1.82%
Tax-exempt securities(1)	438,380	2,635	2.40%	392,700	2,503	2.55%	306,344	2,284	2.98%
Total securities	2,938,202	11,417	1.55%	2,637,949	9,796	1.49%	1,372,123	7,124	2.08%
Interest-bearing balances with banks	1,463,991	664	0.18%	1,522,433	568	0.15%	777,166	183	0.10%
Total interest-earning assets	14,841,146	111,945	3.05%	14,607,716	113,686	3.09%	13,358,677	123,378	3.74%
Cash and due from banks	206,224			201,941			205,830
Intangible assets	965,430			964,575			969,001
Other assets	684,464			676,408			670,183
Total assets	$16,697,264			$16,450,640			$15,203,691
Interest-bearing liabilities:
Interest-bearing demand(2)	$6,636,392	$3,647	0.22%	$6,460,178	$3,487	0.21%	$5,906,230	$3,932	0.27%
Savings deposits	1,097,560	139	0.05%	1,045,784	151	0.06%	882,758	169	0.08%
Time deposits	1,374,722	1,851	0.55%	1,434,162	2,418	0.67%	1,655,778	4,178	1.02%
Total interest-bearing deposits	9,108,674	5,637	0.25%	8,940,124	6,056	0.27%	8,444,766	8,279	0.40%
Borrowed funds	485,777	4,925	4.08%	434,546	4,381	4.03%	483,907	3,835	3.19%
Total interest-bearing liabilities	9,594,451	10,562	0.44%	9,374,670	10,437	0.44%	8,928,673	12,114	0.55%
Noninterest-bearing deposits	4,651,793			4,633,885			3,862,422
Other liabilities	201,353			210,404			240,171
Shareholders’ equity	2,249,667			2,231,681			2,172,425
Total liabilities and shareholders’ equity	$16,697,264			$16,450,640			$15,203,691
Net interest income/ net interest margin		$101,383	2.76%		$103,249	2.81%		$111,264	3.37%
Cost of funding			0.30%			0.30%			0.38%
Cost of total deposits			0.17%			0.18%			0.27%
(1) U.S. Government and some U.S. Government Agency securities are tax-exempt in the states in which the Company operates.
(2) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

Supplemental Margin Information

(Dollars in thousands)	Three Months Ended
	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021
Earning asset mix:
Loans held for investment, excluding PPP loans	67.84%	67.68%	73.49%
PPP loans	0.27	0.43	7.38
Loans held for sale	2.23	3.41	3.04
Securities	19.80	18.06	10.27
Interest-bearing balances with banks	9.86	10.42	5.82
Total	100.00%	100.00%	100.00%

Funding sources mix:
Noninterest-bearing demand	32.65%	33.08%	30.20%
Interest-bearing demand	46.59	46.11	46.18
Savings	7.70	7.47	6.90
Time deposits	9.65	10.24	12.94
Borrowed funds	3.41	3.10	3.78
Total	100.00%	100.00%	100.00%

Net interest income collected on problem loans	$434	$578	$2,180
Total accretion on purchased loans	1,235	2,187	3,088
Total impact on net interest income	$1,669	$2,765	$5,268
Impact on net interest margin	0.05%	0.08%	0.16%
Impact on loan yield	0.07%	0.11%	0.20%

Interest income on PPP loans	$619	$485	$10,687
PPP impact on net interest margin	0.01%	—%	0.07%
PPP impact on loan yield	0.01%	—%	0.01%

Loan Portfolio

(Dollars in thousands)	As of
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Loan Portfolio:
Commercial, financial, agricultural	$1,437,225	$1,364,879	$1,368,557	$1,387,702	$1,388,423
Lease financing	89,842	76,125	79,215	74,003	75,256
Real estate - construction	1,222,052	1,104,896	1,091,296	1,051,359	955,918
Real estate - 1-4 family mortgages	2,840,979	2,724,246	2,724,743	2,702,091	2,686,061
Real estate - commercial mortgages	4,577,864	4,549,037	4,535,730	4,530,169	4,549,027
Installment loans to individuals	137,115	143,340	149,821	156,987	172,859
Subtotal	10,305,077	9,962,523	9,949,362	9,902,311	9,827,544
PPP	8,382	58,391	67,462	246,931	860,864
Total loans	$10,313,459	$10,020,914	$10,016,824	$10,149,242	$10,688,408

Credit Quality and Allowance for Credit Losses on Loans

(Dollars in thousands)	As of
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Nonperforming Assets:
Non purchased
Non purchased nonaccruing loans	$32,573	$30,751	$29,266	$27,101	$24,794
Non purchased loans 90 days or more past due	209	1,074	908	800	2,235
Total non purchased nonperforming loans	32,782	31,825	30,174	27,901	27,029
Non purchased other real estate owned	531	951	2,252	1,675	2,292
Total non purchased nonperforming assets	33,313	32,776	32,426	29,576	29,321
Purchased
Purchased nonaccruing loans	$19,422	$18,613	$26,492	$27,690	$28,947
Purchased loans 90 days or more past due	38	367	74	945	129
Total purchased nonperforming loans	19,460	18,980	26,566	28,635	29,076
Purchased other real estate owned	1,531	1,589	2,453	3,264	3,679
Total purchased nonperforming assets	$20,991	$20,569	$29,019	$31,899	$32,755
Total nonperforming loans	$52,242	$50,805	$56,740	$56,536	$56,105
Total nonperforming assets	$54,304	$53,345	$61,445	$61,475	$62,076
Allowance for credit losses on loans	$166,468	$164,171	$170,038	$172,354	$173,106
Net loan charge-offs	$851	$5,367	$1,116	$752	$3,038
Annualized net loan charge-offs / average loans	0.03%	0.21%	0.04%	0.03%	0.11%
Nonperforming loans / total loans	0.51	0.51	0.57	0.56	0.52
Nonperforming assets / total assets	0.32	0.32	0.38	0.38	0.40
Allowance for credit losses on loans / total loans	1.61	1.64	1.70	1.70	1.62
Allowance for credit losses on loans / nonperforming loans	318.65	323.14	299.68	304.86	308.54
Nonperforming loans / total loans excluding PPP loans (non-GAAP)(1)	0.51	0.51	0.57	0.57	0.57
Nonperforming assets / total assets excluding PPP loans (non-GAAP)(1)	0.32	0.32	0.38	0.39	0.42
Allowance for credit losses on loans / total loans excluding PPP loans (non-GAAP)(1)	1.62	1.65	1.71	1.74	1.76
(1)A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern Time (9:00 AM Central Time) on Wednesday, April 27, 2022.

The webcast can be accessed through Renasant’s investor relations website at www.renasant.com or https://services.choruscall.com/mediaframe/webcast.html?webcastid=EvhJJJ96. To access the conference via telephone, dial 1-877-513-1143 in the United States and request the Renasant Corporation 2022 First Quarter Earnings Conference Call and Webcast. International participants should dial 1-412-902-4145 to access the conference call.

The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year. Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 7481861 or by dialing 1-412-317-0088 internationally and entering the same conference number. Telephone replay access is available until May 11, 2022.

ABOUT RENASANT CORPORATION:
Renasant Corporation is the parent of Renasant Bank, a 118-year-old financial services institution. Renasant has assets of approximately $16.9 billion and operates 196 banking, lending, mortgage, wealth management and insurance offices in Mississippi, Tennessee, Alabama, Florida, Georgia, North Carolina and South Carolina.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
This press release may contain, or incorporate by reference, statements about Renasant Corporation that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “projects,” “anticipates,” “intends,” “estimates,” “plans,” “potential,” “focus,” “possible,” “may increase,” “may fluctuate,” “will likely result,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would” and “could,” are generally forward-looking in nature and not historical facts. Forward-looking statements include information about the Company’s future financial performance, business strategy, projected plans and objectives and are based on the current beliefs and expectations of management. The Company’s management believes these forward-looking statements are reasonable, but they are all inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ from those indicated or implied in the forward-looking statements, and such differences may be material. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties and, accordingly, investors should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.

Important factors currently known to management that could cause our actual results to differ materially from those in forward-looking statements include the following: (i) the Company’s ability to efficiently integrate acquisitions into its operations, retain the customers of these businesses, grow the acquired operations and realize the cost savings expected from an acquisition to the extent and in the timeframe anticipated by management; (ii) the effect of economic conditions and interest rates on a national, regional or international basis; (iii) timing and success of the implementation of changes in operations to achieve enhanced earnings or effect cost savings; (iv) competitive pressures in the consumer finance, commercial finance, insurance, financial services, asset management, retail banking, mortgage lending and auto lending industries; (v) the financial resources of, and products available from, competitors; (vi) changes in laws and regulations as well as changes in accounting standards; (vii) changes in policy by regulatory agencies; (viii) changes in the securities and foreign exchange markets; (ix) the Company’s potential growth, including its entrance or expansion into new markets, and the need for sufficient capital to support that growth; (x) changes in the quality or composition of the Company’s loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers; (xi) an insufficient allowance for credit losses as a result of inaccurate assumptions; (xii) general economic, market or business conditions, including the impact of inflation; (xiii) changes in demand for loan products and financial services; (xiv) concentration of credit exposure; (xv) changes or the lack of changes in interest rates, yield curves and interest rate spread relationships; (xvi) increased cybersecurity risk, including potential network breaches, business disruptions or financial losses; (xvii) civil unrest, natural disasters, epidemics (including the re-emergence of the COVID-19 pandemic) and other catastrophic events in the Company’s geographic area; (xviii) the impact, extent and timing of technological changes; and (xix) other circumstances, many of which are beyond management’s control.

Management believes that the assumptions underlying the Company’s forward-looking statements are reasonable, but any of the assumptions could prove to be inaccurate. Investors are urged to carefully consider the risks described in the Company’s filings with the Securities and Exchange Commission (the “SEC”) from time to time, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.renasant.com and the SEC’s website at www.sec.gov.

The Company undertakes no obligation, and specifically disclaims any obligation, to update or revise forward-looking statements, whether as a result of new information or to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by federal securities laws.

NON-GAAP FINANCIAL MEASURES:
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), this press release and the presentation slides furnished to the SEC on the same Form 8-K as this release contain non-GAAP financial measures, including, without limitation, (i) core loan yield, (ii) core net interest income and margin, (iii) adjusted pre-provision net revenue, (iv) adjusted net income, (v) adjusted diluted earnings per share, (vi) tangible book value per share, (vii) tangible common equity ratio, (vii) certain asset quality ratios (namely, loans 30-89 past due to total loans, criticized loans to total loans, nonperforming loans to total loans, nonperforming assets to total assets, net charge-offs to average loans and the allowance for credit losses to total loans) in each case excluding PPP loans, (ix) certain performance ratios (namely, the ratio of adjusted pre-provision net revenue to average assets, the return on average assets and on average equity, and the return on average tangible assets and on average tangible common equity (including each on an as-adjusted basis)), and (x) the adjusted efficiency ratio. These non-GAAP financial measures adjust GAAP financial measures to exclude intangible assets and/or certain charges (such as, among others, merger and conversion expenses, COVID-19 related expenses, debt prepayment penalties, swap termination gains, restructuring charges and asset valuation adjustments) with respect to which the Company is unable to accurately predict when these charges will be incurred or, when incurred, the amount thereof or, with respect to core loan yield and its asset quality measures, to exclude the Company’s PPP loans. With respect to COVID-19 related expenses in particular, management added these expenses as a charge to exclude when calculating non-GAAP financial measures because the expenses included within this line item are readily quantifiable and possess the same characteristics with respect to management’s inability to accurately predict the timing or amount thereof as the other charges excluded when calculating non-GAAP financial measures. Management uses these non-GAAP financial measures when evaluating capital utilization and adequacy; with respect to the core loan yield and certain asset quality measures, management excludes PPP loans, which bear an interest rate fixed by Small Business Administration (“SBA”) regulations and are both forgivable and guaranteed by the SBA, to more clearly measure loan yields affected by competitive factors and potential loss in the Company’s loan portfolio and the coverage therefor. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indicators of its operating performance, particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets such as goodwill and the core deposit intangible, charges such as debt prepayment penalties, restructuring charges and COVID-19 related expenses, and the amount of PPP loans can vary extensively from company to company and, as to intangible assets, are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables below under the caption “Non-GAAP Reconciliations”.

None of the non-GAAP financial information that the Company has included in this release or the accompanying presentation slides are intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to similarly titled measures presented by other companies. Also, there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

Non-GAAP Reconciliations

(Dollars in thousands, except per share data)	Three Months Ended
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Adjusted Pre-Provision Net Revenue (“PPNR”)
Net income (GAAP)	$33,547	$37,054	$40,063	$40,867	$57,908
Income taxes	7,935	11,363	11,185	7,545	16,842
Provision for (recovery of) credit losses (including unfunded commitments)	950	(768)	(1,400)	—	—
Pre-provision net revenue (non-GAAP)	$42,432	$47,649	$49,848	$48,412	$74,750
Merger and conversion expense	687	—	—	—	—
Debt prepayment penalties	—	6,123	—	—	—
Swap termination gains	—	(4,676)	—	—	—
MSR valuation adjustment	—	—	—	—	(13,561)
Restructuring (benefit) charges	(455)	61	—	15	292
COVID-19 related expenses(1)	—	33	323	370	785
Adjusted pre-provision net revenue (non-GAAP)	$42,664	$49,190	$50,171	$48,797	$62,266

Adjusted Net Income and Adjusted Tangible Net Income
Net income (GAAP)	$33,547	$37,054	$40,063	$40,867	$57,908
Amortization of intangibles	1,366	1,424	1,481	1,539	1,598
Tax effect of adjustments noted above(2)	(303)	(335)	(323)	(333)	(361)
Tangible net income (non-GAAP)	$34,610	$38,143	$41,221	$42,073	$59,145

Net income (GAAP)	$33,547	$37,054	$40,063	$40,867	$57,908
Merger and conversion expense	687	—	—	—	—
Debt prepayment penalties	—	6,123	—	—	—
Swap termination gain	—	(4,676)	—	—	—
MSR valuation adjustment	—	—	—	—	(13,561)
Restructuring charges	(455)	61	—	15	292
COVID-19 related expenses(1)	—	33	323	370	785
Tax effect of adjustments noted above(2)	(51)	(363)	(71)	(83)	2,820
Adjusted net income (non-GAAP)	$33,728	$38,232	$40,315	$41,169	$48,244
Amortization of intangibles	1,366	1,424	1,481	1,539	1,598
Tax effect of adjustments noted above(2)	(303)	(335)	(323)	(333)	(361)
Adjusted tangible net income (non-GAAP)	$34,791	$39,321	$41,473	$42,375	$49,481

Tangible Assets and Tangible Shareholders’ Equity
Average shareholders’ equity (GAAP)	$2,249,667	$2,231,681	$2,219,431	$2,213,743	$2,172,425
Average intangible assets	965,430	964,575	965,960	967,430	969,001
Average tangible shareholders’ equity (non-GAAP)	$1,284,237	$1,267,106	$1,253,471	$1,246,313	$1,203,424

Average assets (GAAP)	$16,697,264	$16,450,640	$16,130,149	$15,831,018	$15,203,691
Average intangible assets	965,430	964,575	965,960	967,430	969,001
Average tangible assets (non-GAAP)	$15,731,834	$15,486,065	$15,164,189	$14,863,588	$14,234,690

Shareholders’ equity (GAAP)	$2,137,642	$2,209,853	$2,203,944	$2,203,807	$2,173,701
Intangible assets	969,022	963,781	965,205	966,686	968,225
Tangible shareholders’ equity (non-GAAP)	$1,168,620	$1,246,072	$1,238,739	$1,237,121	$1,205,476

Total assets (GAAP)	$16,863,757	$16,810,311	$16,155,550	$16,022,386	$15,622,571
Intangible assets	969,022	963,781	965,205	966,686	968,225
Total tangible assets (non-GAAP)	$15,894,735	$15,846,530	$15,190,345	$15,055,700	$14,654,346

(Dollars in thousands, except per share data)	Three Months Ended
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Adjusted Performance Ratios
Return on average assets (GAAP)	0.81%	0.89%	0.99%	1.04%	1.54%
Adjusted return on average assets (non-GAAP)	0.82%	0.92%	0.99%	1.04%	1.29%
Return on average tangible assets (non-GAAP)	0.89%	0.98%	1.08%	1.14%	1.69%
Adjusted pre-provision net revenue to average assets (non-GAAP)	1.04%	1.19%	1.23%	1.24%	1.66%
Adjusted return on average tangible assets (non-GAAP)	0.90%	1.01%	1.09%	1.14%	1.41%
Return on average equity (GAAP)	6.05%	6.59%	7.16%	7.40%	10.81%
Adjusted return on average equity (non-GAAP)	6.08%	6.80%	7.21%	7.46%	9.01%
Return on average tangible equity (non-GAAP)	10.93%	11.94%	13.05%	13.54%	19.93%
Adjusted return on average tangible equity (non-GAAP)	10.99%	12.31%	13.13%	13.64%	16.68%

Adjusted Diluted Earnings Per Share
Average diluted shares outstanding	56,081,863	56,105,050	56,447,184	56,635,898	56,519,199

Diluted earnings per share (GAAP)	$0.60	$0.66	$0.71	$0.72	$1.02
Adjusted diluted earnings per share (non-GAAP)	$0.60	$0.68	$0.71	$0.73	$0.85

Tangible Book Value Per Share
Shares outstanding	55,880,666	55,756,233	55,747,407	56,350,878	56,294,346

Book value per share (GAAP)	$38.25	$39.63	$39.53	$39.11	$38.61
Tangible book value per share (non-GAAP)	$20.91	$22.35	$22.22	$21.95	$21.41

Tangible Common Equity Ratio
Shareholders' equity to assets (GAAP)	12.68%	13.15%	13.64%	13.75%	13.91%
Tangible common equity ratio (non-GAAP)	7.35%	7.86%	8.15%	8.22%	8.23%

Adjusted Efficiency Ratio
Net interest income (FTE) (GAAP)	101,383	103,249	105,002	111,205	111,264

Total noninterest income (GAAP)	37,458	47,582	50,755	47,610	81,037
MSR valuation adjustment	—	—	—	—	13,561
Swap termination gains	—	4,676	—	—	—
Securities gains	—	49	764	—	1,357
Total adjusted noninterest income (non-GAAP)	37,458	42,857	49,991	47,610	66,119

Noninterest expense (GAAP)	94,105	101,115	103,999	108,777	115,935
Amortization of intangibles	1,366	1,424	1,481	1,539	1,598
Merger and conversion expense	687	—	—	—	—
Debt prepayment penalty	—	6,123	—	—	—
Restructuring (benefit) charges	(455)	61	—	15	292
Recovery of unfunded commitments	(550)	(300)	(200)	—	—
COVID-19 related expenses(1)	—	33	323	370	785
Total adjusted noninterest expense (non-GAAP)	93,057	93,774	102,395	106,853	113,260

Efficiency ratio (GAAP)	67.78%	67.04%	66.77%	68.49%	60.29%
Adjusted efficiency ratio (non-GAAP)	67.02%	64.18%	66.06%	67.28%	63.85%

(Dollars in thousands, except per share data)	Three Months Ended
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Core Net Interest Income and Core Net Interest Margin
Net interest income (FTE) (GAAP)	$101,383	$103,249	$105,002	$111,205	$111,264
Net interest income collected on problem loans	434	577	316	1,339	2,180
Accretion recognized on purchased loans	1,235	2,187	2,871	2,638	3,088
Interest income recognized on PPP loans	619	485	3,503	10,120	10,687
Core net interest income (FTE) (non-GAAP)	$99,095	$99,999	$98,312	$97,108	$95,309

Average earning assets (GAAP)	$14,841,146	$14,607,716	$14,256,421	$13,989,264	$13,358,677
Average PPP loans	39,506	62,726	126,870	628,462	985,561
Average earning assets excluding PPP loans (non-GAAP)	$14,801,640	$14,544,990	$14,129,551	$13,360,802	$12,373,116

Net interest margin (GAAP)	2.76%	2.81%	2.93%	3.19%	3.37%
Core net interest margin (non-GAAP)	2.71%	2.73%	2.76%	2.92%	3.12%

Core Loan Yield
Loan interest income (FTE) (GAAP)	$97,001	$99,670	$103,769	$110,785	$113,072
Net interest income collected on problem loans	434	578	316	1,339	2,180
Accretion recognized on purchased loans	1,235	2,187	2,871	2,638	3,088
Interest income recognized on PPP loans	619	485	3,503	10,120	10,687
Core loan interest income (FTE) (non-GAAP)	$94,713	$96,420	$97,079	$96,688	$97,117

Average loans (GAAP)	$10,108,511	$9,948,610	$10,017,742	$10,478,121	$10,802,991
Average PPP loans	39,506	62,726	126,870	628,462	985,561
Average loans excluding PPP loans (non-GAAP)	$10,069,005	$9,885,884	$9,890,872	$9,849,659	$9,817,430

Loan yield (GAAP)	3.88%	3.98%	4.11%	4.24%	4.24%
Core loan yield (non-GAAP)	3.82%	3.87%	3.89%	3.94%	4.01%

Adjusted Asset Quality Ratios
Total loans (GAAP)	$10,313,459	$10,020,914	$10,016,824	$10,149,242	$10,688,408
PPP loans	8,382	58,391	67,462	246,931	860,864
Total loans excluding PPP loans (non-GAAP)	$10,305,077	$9,962,523	$9,949,362	$9,902,311	$9,827,544

Loans 30-89 days past due	$30,617	$27,604	$14,806	$15,077	$21,801
Loans 30-89 days past due / total loans (GAAP)	0.30%	0.28%	0.15%	0.15%	0.20%
Loans 30-89 days past due / total loans excluding PPP loans (non-GAAP)	0.30%	0.28%	0.15%	0.15%	0.22%

Classified loans	$178,015	$160,790	$187,223	$206,724	$229,243
Special Mention loans	76,949	115,496	138,497	125,507	120,320
Criticized loans(3)	$254,964	$276,286	$325,720	$332,231	$349,563
Criticized loans / total loans (GAAP)	2.47%	2.76%	3.25%	3.27%	3.27%
Criticized loans / total loans excluding PPP loans (non-GAAP)	2.47%	2.77%	3.27%	3.36%	3.56%

Nonperforming loans	$52,242	$50,805	$56,740	$56,536	$56,105
Nonperforming loans / total loans (GAAP)	0.51%	0.51%	0.57%	0.56%	0.52%
Nonperforming loans / total loans excluding PPP loans (non-GAAP)	0.51%	0.51%	0.57%	0.57%	0.57%

Allowance for credit losses on loans	$166,468	$164,171	$170,038	$172,354	$173,106
ACL / total loans (GAAP)	1.61%	1.64%	1.70%	1.70%	1.62%
ACL / total loans excluding PPP loans (non-GAAP)	1.62%	1.65%	1.71%	1.74%	1.76%

(Dollars in thousands, except per share data)	Three Months Ended
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Average loans (GAAP)	$10,108,511	$9,948,610	$10,017,742	$10,478,121	$10,802,991
Average PPP loans	39,506	62,726	126,870	628,462	985,561
Average loans excluding PPP loans (non-GAAP)	$10,069,005	$9,885,884	$9,890,872	$9,849,659	$9,817,430

Net charge-offs	$851	$5,367	$1,116	$752	$3,038
Annualized net charge-offs / average loans (GAAP)	0.03%	0.21%	0.04%	0.03%	0.11%
Annualized net charge-offs / average loans excluding PPP loans (non-GAAP)	0.03%	0.22%	0.04%	0.03%	0.13%

Total assets (GAAP)	$16,863,757	$16,810,311	$16,155,550	$16,022,386	$15,622,571
PPP loans	8,382	58,391	67,462	246,931	860,864
Total assets excluding PPP loans (non-GAAP)	$16,855,375	$16,751,920	$16,088,088	$15,775,455	$14,761,707

Nonperforming assets	$54,304	$53,345	$61,445	$61,475	$62,076
Nonperforming assets / total assets (GAAP)	0.32%	0.32%	0.38%	0.38%	0.40%
Nonperforming assets / total assets excluding PPP loans (non-GAAP)	0.32%	0.32%	0.38%	0.39%	0.42%
(1)Primarily consists of employee overtime and employee benefit accruals directly related to the response to the COVID-19 pandemic and federal legislation enacted to address the pandemic, such as the CARES Act, and expenses associated with supplying branches with protective equipment and sanitation supplies (such as floor markings and cautionary signage for branches, face coverings and hand sanitizer) as well as more frequent and rigorous branch cleaning.
(2)Tax effect is calculated based on the respective periods’ effective tax rate excluding the impact of discrete items.
(3)Criticized loans include loans in risk rating classifications of classified and special mention.

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